Exhibit 99.1

Lincoln Educational Services Reports Continued Growth During First Quarter 2024, with 15% Student Starts and 20% Revenue Growth; Increasing Financial Guidance for Full Year 2024

Conference Call Today at 10 a.m. ET

PARSIPPANY, N.J., May 6, 2024 – Lincoln Educational Services Corporation (Nasdaq: LINC) today announced financial and operating results for the first quarter ended March 31, 2024, as well as recent business developments.

First Quarter 2024 Financial Highlights*
•	Revenue grew 19.7% to $103.4 million
•	Adjusted EBITDA tripled to $6.5 million
•	Student starts increased 15.3%
•	Ended quarter with 1,388 additional students, a 11.2% increase in population
•	Total liquidity of over $109 million; no debt outstanding
•	Increasing guidance for full year Revenue, Adjusted EBITDA and Adjusted Net Income

Recent Developments
•	Classes commenced at our newest campus in East Point, Georgia
•	Entered into a 5-year agreement with Container Maintenance Corporation (“CMC"), (Marine Repair Services), to provide on-the-job training, to its technicians
•	Entered into new $40 million credit facility with Fifth Third Bank providing added flexibility to execute growth initiatives

*Note: The highlighted financial results exclude the Transitional segment results of prior year.  A reconciliation of GAAP / non-GAAP measures is included in this release.

“We had an exceptionally strong start to 2024 and the momentum generated during the first quarter has continued, “commented Scott Shaw, President & CEO. “The American public is increasingly questioning the costs and value of a traditional four-year college degree while the nation’s skills gap is stifling growth and opportunity. Lincoln is capitalizing on these market dynamics by providing innovative efficient student curricula that provides opportunity to a growing number of graduates to enter rewarding, in-demand careers. During the first quarter, the successful execution of our strategies resulted in just over 15% student start growth and nearly 20% revenue growth. This solid first quarter performance allows us to increase our full year guidance for revenue, adjusted EBITDA and adjusted net income.”

“During the quarter, we welcomed our inaugural class of students to our newest campus in East Point, Georgia. In addition, we began the buildouts of our new Nashville, Tennessee and Levittown, Pennsylvania campuses, finalized the plans for our new Houston campus, and made progress in identifying another new campus location. At the same time, we continue to make progress towards the roll out of nine replicated programs at existing Lincoln campuses, as well as the full transition to our highly scalable hybrid instructional learning model, or Lincoln 10.0, by the end of the year.”

“Lincoln 10.0, is beginning to yield operating leverage,” added Mr. Shaw. “We generated nearly 20% higher revenue, while at the same time decreasing instructional costs as a percentage of revenue.  As 2024 unfolds, we are well positioned to realize continued operating leverage as the transition is completed.”

“We have continued to develop our existing corporate partnerships as well as enter into new ones.  Last week, we announced a five-year, nearly $6.0 million agreement with CMC to provide onsite employee training, our largest program of its type to date.  The combination of our Lincoln 10.0 model, our replicated programs, our new and relocated campuses, and the addition of on-site workforce skills training, and the increasing interest in Lincoln programs from both employers and students have positioned the Company for growth during the remainder of 2024 and into the foreseeable future.”

2024 FIRST QUARTER FINANCIAL RESULTS

(Quarter ended March 31, 2024 compared to March 31, 2023)

•
Revenue increased by $16.1 million, or 18.4%, to $103.4 million.  Included in the prior year is $0.9 million of revenue related to the Transitional segment.  Excluding this revenue for comparability, revenue would have increased by $17.0 million, or 19.7%.  The primary reasons for the increase was an 11.9% rise in average student population due to starting the year with approximately  1,100 more students, or 9.0%, coupled with 15.3% growth in student starts.

•
Educational services and facilities expense increased $4.9 million, or 12.9% to $43.0 million.  Included in the increase over the prior year are approximately $2.9 million of one-time expenses for new campuses and campus relocation cost, relating to the new Houston, Texas campus, in addition to the relocation of our Nashville, Tennessee and Levittown, Pennsylvania locations.   Remaining expense increases were due to instructional salaries and books and tools expenses resulting from higher staffing levels driven by student population growth combined with merit increases.

•
Selling, general and administrative  expense increased $10.2 million, or 20.3% to $60.5 million.  The majority of the increase was due to higher administrative costs, which increased $7.4 million due to several factors including an increase in salary expense, driven in part by merit increases and population growth, increased medical claims, and additional bad debt expense, largely driven by revenue growth.  In addition, marketing investments were up $1.6 million, which helped  drive our 15.3% student start growth.

FIRST QUARTER SEGMENT RESULTS

Campus Operations Segment
Revenue increased $17.0 million, or 19.7% to $103.4 million.  Adjusted EBITDA increased $6.5 million or 56.5% to $18.1 million, from $11.6 million in the prior year.

Transitional Segment

The Somerville, Massachusetts campus teach-out was completed in the fourth quarter of 2023.  In the prior year, the Somerville campus had revenue of $0.9 million and operating expenses of $1.1 million.

Corporate and Other
This category includes unallocated expenses incurred on behalf of the entire Company.  Corporate and other expense were $12.8 million, up from $11.0 million in the prior year.  Increased costs were primarily due to additional salaries, performance based incentives and medical benefits expense.

FULL YEAR 2024 OUTLOOK
Based on 2024 first quarter financial results, as well as the current quarter performance to date, and the anticipated operating performance for the remainder of the year, the Company is revising its financial projections upwards for revenue, adjusted EBITDA, and adjusted net income as outlined below:

	2024 Guidance
(Amounts in millions except for student starts)	Low		High
Revenue	$418	-	$428
Adjusted EBITDA	$37	-	$42	[1]
Adjusted net income	$12	-	$17	[1]
Capital expenditures	$65	-	$70
Starts	7%	-	12%

[1]
The guidance in this release includes references to non-GAAP operating measures.  A reconciliation to the midpoint of our guidance can be reviewed below in the non-GAAP operating measures at the end of this release.

CONFERENCE CALL INFO
Lincoln will host a conference call today at 10:00 a.m. Eastern Standard Time to discuss results.  To access the live webcast of the conference call, please go to the Investor Overview section of Lincoln’s website at http://www.lincolntech.edu.  Participants may also register via teleconference at Q1 2024 Lincoln Educational Services Earnings Conference Call.  Once registration is completed, participants will be provided with a dial-in number containing a personalized PIN to access the call.  Participants are requested to register at least 15 minutes prior to the start of the call.

An archived version of the webcast will be accessible for 90 days at http://www.lincolntech.edu.

ABOUT LINCOLN EDUCATIONAL SERVICES CORPORATION

Lincoln Educational Services Corporation is a leading provider of diversified career-oriented post-secondary education helping to provide solutions to America’s skills gap. Lincoln offers career-oriented programs to recent high school graduates and working adults in five principal areas of study: automotive technology, health sciences, skilled trades, business and information technology, and hospitality services. Lincoln has provided the workforce with skilled technicians since its inception in 1946 and currently operates 22 campuses in 13 states under 4 brands: Lincoln College of Technology, Lincoln Technical Institute, Lincoln Culinary Institute, and Euphoria Institute of Beauty Arts and Sciences. For more information, please go to www.lincolntech.edu.

FORWARD-LOOKING STATEMENTS
Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation regarding Lincoln’s business that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities law. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.  Generally, these statements relate to business plans or strategies and projections involving anticipated revenues, earnings, or other aspects of the Company’s operating results. Such forward-looking statements include the Company’s current belief that it is taking appropriate steps regarding the pandemic and that student growth will continue. The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks, and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projects upon which the statements are based including, without limitation, impacts related to the COVID-19 pandemic or other epidemics or pandemics; our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with acquisitions or a change of control of our Company; our success in updating and expanding the content of existing programs and developing new programs for our students in a cost-effective manner or on a timely basis; risks associated with cybersecurity; risks associated with changes in applicable federal laws and regulations; uncertainties regarding our ability to comply with federal laws and regulations, such as the 90/10 rule and prescribed cohort default rates; risks associated with the opening of new campuses; risks associated with integration of acquired schools; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

(Tables to Follow)
(In Thousands)

	Three Months Ended March 31, (Unaudited)
	2024	2023

REVENUE	$103,366	$87,284
COSTS AND EXPENSES:
Educational services and facilities	43,023	38,093
Selling, general and administrative	60,492	50,307
Loss on sale of asset	309	-
Total costs & expenses	103,824	88,400
OPERATING LOSS	(458)	(1,116)
OTHER:
Interest income	698	467
Interest expense	(567)	(25)
LOSS BEFORE INCOME TAXES	(327)	(674)
BENEFIT FOR INCOME TAXES	(113)	(565)
NET LOSS	$(214)	$(109)
Basic
Net loss per common share	$(0.01)	$(0.00)
Diluted
Net loss per common share	$(0.01)	$(0.00)
Weighted average number of common shares outstanding:
Basic	30,301	30,039
Diluted	30,301	30,039

Other data:

Adjusted EBITDA (1)	$6,545	$2,196
Depreciation and amortization	$2,964	$1,253
Number of campuses	22	22
Average enrollment	13,678	12,387
Net cash used in operating activities	$(14,934)	$(214)
Net cash provided by (used in) investing activities	$8,034	$(3,249)
Net cash used in financing activities	$(3,594)	$(2,335)

Selected Consolidated Balance Sheet Data:	March 31, 2024 (Unaudited)

Cash and cash equivalents	$68,554
Restricted cash	1,221
Current assets	118,749
Working capital	58,867
Total assets	355,163
Current liabilities	59,882
Total stockholders' equity	164,493

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company believes it is useful to present non-GAAP financial measures that exclude certain significant items as a means to understand the performance of its business. EBITDA, adjusted EBITDA, adjusted net income and total liquidity are measures not recognized in financial statements presented in accordance with GAAP.

•	We define EBITDA as income (loss) before interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization.
•	We define adjusted EBITDA as EBITDA plus stock compensation expense and adjustments for items not considered part of the Company’s normal recurring operations.
•	We define adjusted net income as net income plus adjustments for items not considered part of the Company’s normal recurring operations.
•	We define total liquidity as the Company’s cash and cash equivalents, short-term investments and restricted cash.

EBITDA, adjusted EBITDA, adjusted net income, and total liquidity are presented because we believe they are useful indicators of the Company’s performance and ability to make strategic investments and meet capital expenditures and debt service requirements. However, they are not intended to represent cash flows from operations as defined by GAAP and should not be used as an alternative to net income (loss) as indicators of operating performance or cash flow as a measure of liquidity. EBITDA, adjusted EBITDA, adjusted net income and total liquidity are not necessarily comparable to similarly titled measures used by other companies.

The following is a reconciliation of net income (loss) to EBITDA, adjusted EBITDA, adjusted net income, and total liquidity:

	Three Months Ended March 31, (Unaudited) Consolidated Operations
	2024	2023

Net loss	$(214)	$(109)
Interest income, net	(131)	(442)
Benefit for income taxes	(113)	(565)
Depreciation and amortization	2,964	1,253
EBITDA	2,506	137
Stock compensation expense	1,059	812
New campus and campus relocation costs[1]	2,802	260
Severance and other one-time costs	89	794
Program expansions	89	-
Transitional segment	-	193
Adjusted EBITDA	$6,545	$2,196

[1]	Includes $450,000 of non-cash rent expense.

	Three Months Ended March 31, (Unaudited)
	Campus Operations		Transitional		Corporate
	2024	2023	2024	2023	2024	2023

Net income (loss)	$11,824	$10,109	$-	$(197)	$(12,038)	$(10,021)
Interest expense (income), net	501	-	-	-	(632)	(442)
Benefit for income taxes	-	-	-	-	(113)	(565)
Depreciation and amortization	2,773	1,099	-	4	191	150
EBITDA	15,098	11,208	-	(193)	(12,592)	(10,878)
Stock compensation expense	-	-	-	-	1,059	812
New campus and campus relocation costs[1]	2,802	260	-	-	-	-
Severance and other one-time costs	89	84	-	-	-	710
Program expansions	89	-	-	-	-	-
Transitional segment	-	-	-	193	-	-
Adjusted EBITDA	$18,078	$11,552	$-	$-	$(11,533)	$(9,356)

	Three Months Ended March 31, (Unaudited)
	2024	2023
Net loss	$(214)	$(109)

Non-recurring adjustments:
New campus and campus relocation costs[1]	2,802	260
Severance and other one time costs	89	973
Program expansions	89	-
Transitional segment	-	193
Total non-recurring adjustments	2,980	1,426
Income tax effect	(894)	(406)
Adjusted net income, non-GAAP	$1,872	$911

As of March 31, 2024
Cash and cash equivalents	$68,554
Restricted cash	1,221
Credit facility	40,000
Total Liquidity	$109,775

	Three Months Ended March 31,
	2024	2023	% Change
Revenue:
Campus Operations	$103,366	$86,352	19.7%
Transitional	-	932	-100.0%
Total	$103,366	$87,284	18.4%

Operating Income (loss):
Campus Operations	$12,324	$10,109	21.9%
Transitional	-	(197)	-100.0%
Corporate	(12,782)	(11,028)	-15.9%
Total	$(458)	$(1,116)	59.0%

Starts:
Campus Operations	3,967	3,440	15.3%
Total	3,967	3,440	15.3%

Average Population:
Campus Operations	13,678	12,225	11.9%
Transitional	-	162	-100.0%
Total	13,678	12,387	10.4%

End of Period Population:
Campus Operations	13,801	12,413	11.2%
Transitional	-	131	-100.0%
Total	13,801	12,544	10.0%

Information included in the table below provides student starts and population under the Campus Operations segment with a breakdown by Transportation and Skilled Trade programs and Healthcare and Other Professions programs.  This information is not comparable to the Company’s prior period segment reporting, which was performed on a campus basis rather than a program basis.

Population by Program (Campus Operations Segment):

	Three Months Ended March 31,
	2024	2023	% Change
Starts:
Transportation and Skilled Trades	2,682	2,263	18.5%
Healthcare and Other Professions	1,285	1,177	9.2%
Total	3,967	3,440	15.3%

Average Population:
Transportation and Skilled Trades	9,544	8,281	15.3%
Healthcare and Other Professions	4,134	3,944	4.8%
Total	13,678	12,225	11.9%

End of Period Population:
Transportation and Skilled Trades	9,639	8,488	13.6%
Healthcare and Other Professions	4,162	3,925	6.0%
Total	13,801	12,413	11.2%

The reconciliations provided below represent managements best projection for the execution of our 2024 guidance.  These calculations are for illustrative purposes and will be reviewed throughout 2024 to ensure accuracy and continued relevance.  Any revisions or modifications, if necessary, will be made transparent and disclosed during the 2024 quarterly reviews.  Adjusted EBITDA and adjusted net income have been reconciled to the midpoint of our guidance.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Net Income - 2024 Guidance
(Reconciled to the Mid-Point of 2024 Guidance)

	Adjusted
	EBITDA	Net Income
Net Income	$6,800	$6,800
Interest expense, net	700	-
Provision for taxes	3,100	-
Depreciation and amortization	11,200	-
Depreciation[1]	2,500	-
EBITDA	24,300	-
New campus and campus relocation costs[2]	8,700	8,700
Program expansions	2,300	2,300
Stock compensation expense	4,200	-
Tax Effect	-	(3,300)
Total	$39,500	$14,500

2024 Guidance Range	$37,000 - $42,000	$12,000 - $17,000

[1]	Depreciation expense relates to new campuses and campus relocations.

[2]	New campus and campus relocation costs relate to the following locations:
East Point, Georgia
Nashville, Tennessee
Levittown, Pennsylvania
Houston, Texas

LINCOLN EDUCATIONAL SERVICES CORPORATION
Brian Meyers, CFO
973-736-9340

EVC GROUP LLC
Investor Relations: Michael Polyviou, mpolyviou@evcgroup.com, 732-933-2755
Media Relations: Tom Gibson, 201-476-0322